EXHIBIT 99.1

                                                                  PRESS RELEASES

         Release Date: 08/03/2000

         UBNETWORKS FOCUSES RESOURCES ON CORE BUSINESS

IRVINE, CA--(BUSINESS WIRE)-August 3, 2000-Universal Broadband Networks (NASDAQ:NM:UBNT), an emerging integrated communications provider, announced today several recent decisions and steps undertaken to focus the Company's resources on its core business.

"After careful consideration of means for ensuring that UBNetworks is optimally positioned to grow and succeed in the 21st century, we have made the business decisions to focus on the core of business of offering a full range of wireline based voice and data services with products that will be attractive to small and medium sized businesses", stated CEP Michael A. Sternberg. "While we secure the financing needed to grow the business it is imperative that we eliminate all costs that do not directly benefit growing the core. With that focus, it is necessary to close or sell the Company's satellite operations and Man Rabbit House."

UBNetworks President and COO, Nancy Hobbs, commented: "Man Rabbit House operations were largely terminated as of Tuesday, August 1, following the breakdown of negotiations for the sale of the business. A reduced staff is providing for the orderly transition of hosting operations to alternative providers and the windup of development projects."

With respect to the satellite offices and wireless and ISP operations which are not directly related to our new product and service strategy, Mr. Sternberg remarked: "We are currently exploring opportunities to secure buyers for these businesses. There are several parties who have been in discussions with the Company about purchasing operations in one or more of those locations. If we are unable to sell these businesses, we are targeting to close them effective September 1, 2000."

Sternberg stated further that "This is a move that is dictated by business criteria including the need to focus all human and financial resources at our disposal on successful services delivery over our new, state of the art network, and the necessity to curtail activities and expenditures which distract from our core business and its growth. The company must define itself to garner investment. The satellite operation, including Man Rabbit House, are not core to our future, are absorbing valuable resources that must be applied to the core; and we have therefore begun to eliminate them. The financial benefit to UBN is substantial and immediate. Management will continue to move swiftly to refocus and maximize results in a time span not before experienced in this sector."

Prior to the closure of Man Rabbit House, both that organization and the satellite wireless operations have consistently lost money despite award-winning quality work and technical excellence, and became increasingly divergent from the core business of UBNetworks.

UBNetworks provides integrated broadband communications as a facilities-based competitive local exchange carrier, offering 21st Century communication products and services to business and residential customers. The Company's high-speed integrated services network will offer world-class performance from a flexible line of products and services to fit any broadband or voice need. The Company provides wired and wireless broadband communications over Digital Subscriber Line and other "last mile" technologies, offering performance many times faster than common dial-up modems, through the Company's direct response, direct sales and value-added reseller channels. The Company's customer base is expected to grow rapidly as the network is expanded multi-regionally. The Company's growth has resulted from aggressive marketing and sales, internal development, acquisitions, and strategic alliances.*

THIS NEWS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS, SUBSCRIBER GROWTH, PRODUCT DEMAND, COMPETITION, AND OTHER RISKS AND UNCERTAINTIES DETAILED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORTS, INCLUDING QUARTERLY REPORTS ON FORM 10-Q AND ANNUAL REPORTS ON 10-K. THIS AND ADDITIONAL INFORMATION CAN BE FOUND ON THE COMPANY'S WEB SITE AT www.ubnetworks.com OR CAN BE OBTAINED FROM THE COMPANY UPON REQUEST.

         For Information Contact:

         IJNT.NET, INC.
         Investor Relations
         Phone: (949) 260-8100
         Fax: (949) 261-2714
         2030 Main St., 5th Floor
         Irvine, CA 92614
         INVESTOR.INFO@IJNT.NET